EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As oil and gas consultants, we hereby consent to the use of our name and our report dated January 3, 2014, in this Form 10-K, incorporated by reference into Kinder Morgan Energy Partners, L.P.'s previously filed Registration Statements on (i) Form S-3 (Nos. 333-124471, 333-142584, 333-167562, 333-171864, 333-179377, 333-179813-02, 333-179814-02, 333-181811, 333-188071 and 333-189697) and (ii) Form S-8 (Nos. 333-56343 and 333-122168).

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
February 3, 2014

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As oil and gas consultants, we hereby consent to the use of our name and our report dated January 15, 2014, in this Form 10-K, incorporated by reference into Kinder Morgan Energy Partners, L.P.'s previously filed Registration Statements on (i) Form S-3 (Nos. 333-124471, 333-142584, 333-167562, 333-171864, 333-179377, 333-179813-02, 333-179814-02, 333-181811, 333-188071 and 333-189697) and (ii) Form S-8 (Nos. 333-56343 and 333-122168).

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
February 3, 2014